         EMPLOYMENT AGREEMENT made and entered into as of January 1, 1998 by and between Interiors, Inc., ("Interiors") a Delaware corporation with an office for the transaction of business in New York located at 320 Washington Street Mount Vernon, New York 10553, ("Employer"), and Max Munn residing at 67 Tompkins Avenue, Hastings-on-Hudson, New York 10706 ("Employee").

         WHEREAS, Employee has been employed by Interiors as its President, Chief Executive Officer and as a member of its Board of Directors, and

         WHEREAS, the parties wish to enter into an agreement for the employment of the Employee by the Employer on the terms and conditions specified below superseding other employment agreements between Employer and Employee;

         Now, therefore, it is mutually agreed as follows:

         1. Employment. Employer hereby employs Employee as the President and Chief Executive Officer of Interiors, and of such current and future subsidiaries of Interiors for which Employee shall determine from time to time to act in those capacities. Employee will report only to Employer's Board of Directors, of which he is and will continue to be a member, and not to any officer.

         2. Compensation. Employee will be paid as salary for his services hereunder for the Employer, in any capacity during the term hereof, including without limitation services as an executive, officer, or member of any committee of the Employer or any subsidiary, affiliate of division hereof, at the annual rate of $165,000. Employee's salary will be increased by ten percent over the prior year cumulatively for each year of his employment hereunder.

         Employee will also be paid such bonuses from time to time as may be authorized by Employer's Board of Directors, and will be entitled to participate in the Employers' pension, profit sharing and all other benefits and plans as the Company provides to its senior executives.

         3. Term. The term of this agreement shall be five years from the date of this agreement. In the event that the Employer should breach this Agreement, Employee's salary for the remaining balance of this Agreement will be accelerated and will be due and payable on Employee's demand, in addition to Employee's other remuneration and benefits or the value thereof, the provisions of paragraph 8(b) of this Agreement relating to Employee's stock options shall apply, and the Employee will not be obligated to reduce the sum of money he is owed or paid by Employer by reason of any compensation which Employee may earn after Employer's breach. Employee may be discharged only for cause, which is deemed to be solely:(a) for a conviction of the Employee of a felony for acts of dishonesty against Employer, not reversed by appeal, after the expiration either of all appeals from the conviction or the time to take such appeal or appeals if they are not taken, or (b) a determination by an order or judgment of a court, not reversed by appeal, after the expiration of all appeals, that Employee has refused, except for reasons of health or breach by Employer, after written notice given by Employer's Board of Directors to devote the time he is required to devote to Employer's business in accordance with paragraph 4 of this Agreement. In the event that Employee will become ill or disabled, he will nonetheless continue to be paid all of his remuneration and benefits under this Agreement for a period of up to twelve months and he will have the right resume his duties upon his recovery within such period of time.

         4. Duties. Employee will devote substantially all of his working time and attention to Employer's business to the extent it will be necessary for him to do so, subject to other activities which are similar or comparable to those:
(a) in which he is now engaged, or (b) becomes engaged in the future provided that it will not interfere with his duties for the Employer.

         5. Stock options. (a) Employer hereby grants to Employee options for a period of 7 years from the date of this Agreement to purchase:(a) 250,000 shares, at 50 cents a Share, of either, at Employee's discretion, Interiors, Inc.'s Class A Common
Stock or Class B Common Stock (all of the shares of stock of the Company referred to in paragraph "5" of this Agreement are referred to collectively the "Shares") plus; (b) an additional 150,000 Shares for each of the second through fifth years of this Agreement (a total of 600,000 additional shares) at 55 cents a Share for the second year, 61 cents a share for the third year, 68 cents a share for the fourth year and 75 cents a Share for the fifth year, plus (c) 150,000 shares of Employer's cumulative convertible preferred stock at $2.50 a share. The options: (a) may be exercised in whole or in part from the time or times they accrue through 7 years from the date of this Agreement, and (b) they are assignable by Employee at any time prior to exercise, by Employee's giving written notice of such assignment or assignments to Employer. (The Employee's assignee or assignees shall have all of the same rights with respect to the options and the Shares and their registration and resale on or after exercise as the Employee.) The options granted hereunder are subject to the maximum anti-dilution which Employer may grant Employee by law. At Employee's discretion the options will be converted to options for shares of stock of any entity with which Employer may merge or be consolidated or which may acquire all or substantially all of Employer's assets.

         The Employee shall have the right to convert, in whole or in part the options (the "Conversion Right"), at any time from time to time after Employee's right to options shall accrue, into Shares by tendering to the Employer written notice or notices of exercise together with advice of the delivery of an order to a broker to sell part or all of the Shares, subject to such exercise notice and an irrevocable order to, and an irrevocable commitment by, such broker to deliver to the Employer (or its transfer agent) sufficient proceeds from the sale of such Shares to pay the aggregate exercise price of the options and any withholding taxes. All documentation and procedures to be followed in connection with such "cashless exercise" shall be approved in advance by the Employer, which approval shall be expeditiously provided and riot unreasonably withheld.

         (b) The Employer agrees, at its sole cost and expense, that:

(i) Upon request of the Employee, the Employer shall file a registration statement with the U.S. Securities & Exchange Commission (the "SEC") with respect to registration of the Shares. Employee may make such request at any time, or from time to time, after issuance of the options for the Shares.

(ii) If the Employer determines to file with the SEC a Registration Statement in connection with the proposed issuance for cash of any of the Employer's Common Stock (an "Employer Offering"), the Employer will give written or telegraphic notice of its determination to Employee, at least twenty (20) days prior to the anticipated filing date. Upon the written request of

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Employee given within ten (10) days after the receipt of any such notice from the Employer, the Employer will, subject to the limitations set forth below, use its best efforts to cause such number of the Shares as are set specified in such written request of Employee to be included in such registration statement to the extent necessary, to permit the sale or other disposition by the Employee of the Shares.

(iii) If the Employer's Registration Statement is proposed to be underwritten in whole or in part, whether or not on a firm commitment or best efforts basis, the Employee's shares shall be included at Employee's request on the same terms and conditions as the Employer's Common Stock otherwise, being sold through the underwriter(s), provided, however, that if in the opinion of the managing underwriter(s) of such Employer Offering, the inclusion of the Securities would interfere with the successful marketing of the Employer's Common Stock by the Employer then the Employer and Employee shall reduce pro rata the amount of the Shares to be included in the Employer Offering to the extent necessary to comply with the recommendation of such managing underwriter(s) as to the maximum number of shares to be registered.

(iv) If and whenever the Employer is required by this paragraph to effect the registration of the Shares under the Securities Act, the Employer will use all reasonable efforts to:

(a) Prepare and file with the Commission a registration statement with respect to the Shares and to cause such registration statement to become effective at the earliest possible time and (by preparing and filing with the Commission such amendments to such registration statement and supplement to the prospectus contained therein as may be necessary) to remain effective during the period required for the distribution of the Shares covered by such registration statement;

(b) Enter into a written underwriting agreement in form and substance reasonably satisfactory to the Employer and the managing underwriter(s) if an Employer Offering is to be underwritten solely or in part, whether or not on a Firm commitment or best efforts basis.

(c) Furnish to the Employee, in connection with an Employer Offering in which the Employee is participating such reasonable number of copies of the registration statement, preliminary prospectus, final prospectuses and other documents as may reasonably be requested;

(d) Register or qualify the Shares under the securities or "blue sky" laws of such jurisdictions Are within the United States as the Employer and the managing underwriter(s) reasonably request, provided that the Employer shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified to do business as a foreign corporation;

(e) Notify the Employee promptly after the Employer shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(f) Notify the Employee, during any period during which the Shares may be distributed pursuant to a registered offering and a prospectus relating to such registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and at the request of the Employee, prepare and furnish to the Employee a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that as thereafter delivered to the purchasers of such Shares. Such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement truthful in light of the circumstances then existing, not misleading; and

(g) Furnish, at the request of the Employee, on the date that the Shares are delivered to the underwriter(s) pursuant to an Underwritten Offering an opinion, dated such date of the independent counsel representing the Employer for the purposes of such registration, addressed to the underwriter(s) and to the

Employee to the effect that such registration statement has become effective under the Securities Act and that to the best knowledge of such counsel (A) no stop order suspending the effectiveness thereof has been instituted or is pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, compiled as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to any statistical or other numerical data or financial statements and notes related thereto contained therein); and (C) in connection with the preparation of the registration statement, the related prospectus and each amendment or supplement thereto no facts have come to the attention of such counsel or that would lead such counsel to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion as to any statistical or other numerical data or financial statements and the notes related thereto contained therein), and

(ii) such counsel did not become aware of any pending legal or governmental proceeding applying to the Employer which was not disclosed in the registration statement or the prospectus, or any amendment or supplement thereto, which has or might have a material adverse effect upon the business or financial condition of the Employer, (iii) any other opinions that the underwriters may reasonably request, and (iv) a letter, dated such date, from the independent public accountants of the Employer, addressed to the Underwriter(s) and to the Employee, stating that they are Independent public accountants within the meaning of the Securities Act and the rules and regulations of the Commission thereunder and that in the opinion of such accountants, the financial statements and other financial data of the Employer included in the registration statement or the prospectus, or any amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations of the Commission thereunder.

         6. Reimbursement. Employer shall reimburse Employee for all reasonable and necessary expenses incurred by him in performing his duties for the Employer, including without limitation travel and entertainment expenses. Such expenses will include the lease of an automobile and a car telephone for his use, or reimbursement for his use of an automobile, to be selected by him at such times he will determine to do so, in addition to insurance, maintenance and license fees. The automobile shall be of at least the kind and quality of the Employee's choice. If the Employee is discharged prior to the conclusion of the automobile's lease, Employer at Employee's option will continue to make the lease payments or reimburse Employee for the lease payments on the automobile, or will pay the termination fee under the lease.

         7. Insurance. Employer will furnish Employee and his family with the same or comparable health insurance as the Employer will provide for its other senior executive employees. Employer will immediately obtain for Employee and will pay the premiums on a life insurance policy in the amount of $1,000,000.00 (the type and the beneficiary of which shall be designated by the Employee), and the cost of a disability insurance policy in the amount of up to two thirds of Employees salary. Such policies shall be owned by Employee's beneficiaries, or by any other person or entity which Employee may designate. In the event that Employee should become totally and permanently disabled, he will look first to the proceeds of the disability insurance policy for part of his compensation, and thereafter for the balance of his compensation under this Agreement to the Employer who will be obligated to continue to honor its obligations to the Employee for the balance of this Agreement's terms. For purposes of this Agreement (but not the disability insurance policy), the Employee will not be deemed to be totally and permanently disabled unless he will be unable by reason of disability to perform any services for Employer for a period of six consecutive months. Employee shall be entitled to receive his compensation under this Agreement unless he will be deemed totally and permanently disabled, in accordance with the foregoing provisions of this paragraph.

         8. Change of Control. In the event that there shall be a Change of Control (as hereinafter defined) of Interiors, Inc. or Employer or of any of their material subsidiaries, Employee will have the right with or without good reason, within two years after the occurrence of such Change of Control, on 10 days notice to terminate his obligations under this Agreement and Employer will then be required at the time of termination: (a) to pay the Employee a lump sum equal to three times Employee's then current annual compensation and all benefits as if the Agreement had not been terminated, and (b) to deliver to Employee without cost to him all of the shares of stock which Employee would have been entitled to receive for the full term of this Agreement if the Employee had not terminated his obligations; exercised all of the stock options referred to in paragraph "5" of this Agreement, and paid for the shares of stock on exercise. Change of Control for purposes of this paragraph shall be deemed to occur upon (i) the election of one or more individuals to the Board of Directors of the Employer which election results in the election of directors, the majority of whom were nominated by a party other than the management of the Employer, (ii) a board of directors election which results in the election of a Chairman of the Board other than the Employee, (iii) the sale by the Employer of all or substantially all of its assets in one transaction or a series of transactions, (iv) the merger or consolidation of the Employer as a result of which the Employee does not remain the President and Chief Executive Officer of the surviving or consolidated entity, or (v) an other act or occurrence which may reasonably be deemed to indicate that there was a change of control. (Nothing contained in this definition shall limit or restrict the right of the Employee from participating in any discussions or voting on any matter referred to in this definition at any meeting of the Employer's Board of Directors.

         9. Vacation. Employee shall be entitled to paid vacations which are appropriate for persons of his status, annually, to be taken by him at such times as shall be appropriate in light of his position and which will not interfere with the performance of his duties. Such vacations will not be less than 4 weeks a year.

         10. Notices. Notices to be given under or with respect to this agreement will be sufficient if given in writing and forwarded by Federal Express to the parties at their addresses specified above, or to such other addresses as they may give notice of, with copies by Federal Express to the attorney whose

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name appears below:

         Interiors, Inc. and its subsidiaries:
         320 Washington Street
         Mount Vernon, New York 10553

         Max Munn
         67 Tompkins Avenue
         Hastings-on-Hudson, New York 10706

         Irvin Rothfarb, Esq. 15
         West 53rd Street New
         York, New York 10019

         11. Execution and delivery. This agreement may be executed in counterparts, each one of which will be deemed to be an original.

         12. Modification. This agreement contains the entire understanding of the parties hereto with respect to the subject matter herein contained, and no amendment or modification or termination thereof shall be valid unless expressed in a written instrument signed by the party or parties to be charged.

         13. Successors and assigns. This agreement shall not be assignable by the Employee but it is binding upon and shall enure to the benefit of the parties hereto and Employee's heirs and personal representative and binding upon and to the benefit of Employer's successors and assigns.

         14. Legal Fees and indemnification. In the event that a dispute, shall arise between Employer and Employee with respect to any provision of this Agreement and the Employee shall prevail, Employer will pay or reimburse payment of Employee's attorneys' fees and costs and expenses related to such dispute. In addition, Employer will indemnify and hold Employee harmless to the fullest extent permitted by law from any claims, lawsuits and judgments, including the costs and attorneys fees emanating therefrom, arising out of his employment hereunder or all other matters related to the Employer and its subsidiaries.

         15. Employers, Joint and Several obligation. Each of the entities which constitute the Employer shall be jointly and severally liable to Employee under this agreement. 11

         16. Applicable Law and Forum Selection. This agreement shall be governed by the law of Delaware. Litigation under or with respect to this Agreement must be brought exclusively in Federal Court located in New York State, or, if there should be no jurisdiction in Federal Court located in New York, litigation must be brought exclusively in the Supreme Court of the State of New York. Employer and Employee waive their rights to a jury in any such litigation. if any provision of this will be determined to be unenforceable, it will not effect the enforceability of the agreements other terms and provisions. The State Courts of the

State of New York will have exclusive jurisdiction in the event of litigation between Employer and Employee.


Interiors, Inc.

By: /s/ Oudit Harbhajan
   --------------------------------
    Oudit Harbhajan
    Vice President-Operations


    /s/ Max Munn
   --------------------------------
    Max Munn





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